UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

April 24, 2018
(Date of earliest event reported)

LABORATORY CORPORATION OF
AMERICA HOLDINGS
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11353	13-3757370
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

358 South Main Street,
Burlington, North Carolina	27215	336-229-1127
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

LabCorp® (NYSE: LH) and the Mount Sinai Health System today announced a significant milestone in achieving their common goal of improving laboratory services and patient care. LabCorp, a leading global life sciences company, and Mount Sinai, one of the largest health systems in metropolitan New York City, have begun to implement a program to standardize and optimize inpatient laboratory services across the Mount Sinai system.

LabCorp and Mount Sinai have entered into a contract that will enhance laboratory operations at each of Mount Sinai’s seven acute care hospitals. LabCorp’s expertise will help Mount Sinai improve the quality of laboratory services through standardization of test menus, equipment, supplies, logistics, and processes across its laboratories. The result will be greater efficiency, better services for Mount Sinai’s clinicians, and improved patient care.

In addition, LabCorp is now the primary reference laboratory for Mount Sinai, providing improvements in the consistency and efficiency of reference testing, as well as streamlining laboratory data interchanges and helping to control costs.

Exhibit Index	Exhibit 99.1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LABORATORY CORPORATION OF AMERICA HOLDINGS
Registrant

By:	/s/ F. SAMUEL EBERTS III
F. Samuel Eberts III
Chief Legal Officer and Secretary

April 24, 2018